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                                                                   EXHIBIT 10.25





                     SUPPLEMENTAL RETIREMENT INCOME PLAN OF
                            DEVON ENERGY CORPORATION
            (As Amended and Restated Effective As Of August 1, 2001)



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                     SUPPLEMENTAL RETIREMENT INCOME PLAN OF
                            DEVON ENERGY CORPORATION

                                    SECTION 1
                            ESTABLISHMENT AND PURPOSE

         1.1. Purpose and Effective Date. Contrary to the desire of the Employers, the amount of the benefits payable to or on account of participants under the Retirement Plan may be limited by reason of the application of certain provisions of the Code. Accordingly, the Company established the Supplemental Retirement Income Plan of Devon Energy Corporation (the "Plan") effective July 1, 1995, and such Plan was amended and restated May 19, 1999. The following constitutes an amendment, restatement, and continuation of the Plan effective as of August 1, 2001, the "Effective Date" of the Plan as set forth herein, subject to the provisions of subsection 1.2.

         1.2. Application of Effective Date. The Plan, as amended and restated herein, shall be applicable to any individual who is a Participant on the Effective Date, with the provisions of the Plan as so amended and restated being applicable to each such individual on and after the Effective Date, subject to the following:

(a) The Plan, as amended and restated herein, shall be applicable to any individual who first becomes a Participant in the Plan after the Effective Date, effective as of the date on which the individual becomes a Participant.

(b) For periods on and after the Effective Date, eligibility for participation shall be determined in accordance with the terms of the Plan as amended and restated herein.

(c) Individuals who were Participants in the Plan prior to the Effective Date and whose Plan benefits were fully distributed or canceled before the Effective Date, distributions made prior to the Effective Date, and distributions made with respect to a Participant's termination of employment that occurs prior to the Effective Date, shall not be subject to the Plan, as amended and restated herein, but shall be subject to the applicable provisions of the Plan as in effect from time to time prior to the Effective Date. However, if such individual again becomes a Participant in the Plan after the Effective Date, any benefits earned under the Plan by the Participant after the Effective Date shall be subject to the terms of the Plan as amended and restated herein.

(d) If an individual is a Participant in the Plan prior to the Effective Date, and either is not offered participation in the Plan for periods after the Effective Date, or is offered participation in the Plan for periods after the Effective Date but fails to sign and return the Participation Agreement in accordance with the requirements applicable to such agreement, then, except as otherwise expressly provided by the Committee in writing, the individual shall not be a Participant in the Plan on or after the Effective Date, and his rights under the Plan shall be determined in accordance with the Plan as in effect prior to the Effective Date.



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                                    SECTION 2
                          DEFINITIONS AND CONSTRUCTION

         The following words, terms, and phrases used in the Plan shall have the meanings set forth in this Section 2:

(a) "Affiliate" means any entity during any period that it is an affiliate of the Company, as the term "affiliate" is defined under Rule 12b-2 of the Exchange Act (provided that for this purpose, "Affiliate" shall exclude natural persons).

(b) "Beneficiary" means the trust, person or persons on whose behalf benefits may be payable under the Retirement Plan after the Participant's death.

(c)      "Board" means the Board of Directors of the Company.

(d) A "Change of Control Date" shall be deemed to have occurred each time any one of the events described in paragraphs (i), (ii), (iii), or (iv) below occurs; provided that if a Change of Control Date occurs by reason of an acquisition by any Person that comes within the provisions of paragraph (i) below), no addition Change of Control Date shall be deemed to occur under such paragraph (i) by reason of subsequent changes in holdings by such Person (except if the holdings by such Person are reduced below 30% and thereafter increase to 30% or above). For the purpose of this paragraph (d), the term "Company" shall include Devon Energy Corporation and any successor thereto.

         (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") if, immediately after such acquisition, such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (I) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (II) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control Date:
                  (A) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (iii) below.

         (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, appointment or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for



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                  purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or publicly threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or publicly threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

         (iii) A reorganization, share exchange, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the ultimate parent entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, has ownership of the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same relative proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding common stock of the ultimate parent entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board providing for such Business Combination, or were elected, appointed or nominated by the Incumbent Board.

         (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or, (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to an entity with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same relative proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding



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                  Company Common Stock and Outstanding Company Voting
                  Securities, as the case may be, (2) less than 30% of, respectively, the then outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such entity), except to the extent that such Person owned 30% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (3) at least a majority of the members of the board of directors of such entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board providing for such sale or other disposition of assets of the Company, or were elected, appointed or nominated by the Incumbent Board.

         If (I) a Participant's Date of Termination occurs on or after the date of approval by the Company's shareholders of a transaction described in paragraph (iii) above; (II) the transaction so approved by shareholders is consummated and constitutes a Change of Control Date under paragraph
         (iii) above; and (III) prior to the consummation of such transaction, the Participant's Date of Termination occurs, then for purposes of applying the provisions of subsection 4.2 (relating to vesting), the Change of Control Date shall be deemed to have occurred with respect to such Participant immediately prior to such Participant's Date of Termination provided that, to the extent that the application of this sentence results in the Participant becoming entitled to benefits under the Plan, commencement of such benefits shall be required to occur not earlier than the date of the consummation of the transaction.

         If (A) a Participant's Date of Termination occurs prior to a Change of Control Date by reason of termination by the Company without Cause; (B) the Participant reasonably demonstrates that such termination either:

                  (1) was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change of Control Date or who effectuates a Change of Control Date or

                  (2) was otherwise in connection with, or in anticipation of, a Change of Control Date which actually occurs,

         then, for purposes of this Plan, a Change of Control Date with respect to that Participant shall be deemed to be the date immediately prior to the Participant's Date of Termination; provided that, to the extent that the application of this sentence results in the Executive becoming entitled to benefits under the Plan, commencement of such benefits shall be required to occur not earlier than the date of the Change in Control or, in the case of a Change in Control described in paragraph
         (ii) above, consummation of the transaction. If any such termination occurs while an agreement is pending and the effective provisions of such agreement provide for a transaction or transactions which, if consummated, would constitute a Change of Control Date, and such Change of Control Date occurs,



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         then such termination shall conclusively be presumed to be in connection with a Change of Control Date.

(e)      "Code" means the Internal Revenue Code of 1986, as amended.

(f)      "Company" means Devon Energy Corporation, a Delaware corporation.

(g)      "Committee" shall have the meaning ascribed to it in subsection 6.1.

(h) A Participant's "Date of Termination" means the first day on which the Participant is not employed by the Company or any Affiliate, regardless of the reason for the termination of employment, subject to the following:

         (i) Transfers. A termination of employment shall not be deemed to occur by reason of a transfer of a Participant between the Company and an Affiliate or between two Affiliates. A Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or an Affiliate approved by the Participant's employer.

         (ii) Transactions. If, as a result of a sale or other transaction, a Participant's employer ceases to be an Affiliate (and the Participant's employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then an Affiliate, then
                  (A) the Participant's service and compensation after such transaction shall be disregarded; and (B) for purposes of determining the Participant's eligibility for benefits, the Participant's Date of Termination (and the Participant's status as an "Employee") shall be determined based on the Participant's employment with the successor employer and its affiliates.

(i) A Participant's "Early Retirement Date" means the first day of the month coinciding or following the date the Participant's Date of Termination occurs after either (i) earning at least ten Years of Credited Service and attaining at least age 55; or (ii) earning at least twenty Years of Credited Service.

(j)      "Effective Date" means August 1, 2001.

(k) A Participant will be treated as an "Employee" for the period beginning on the date the Participant is employed by the Company or an Affiliate, and continuing until his or her Date of Termination. If, after the Participant's Date of Termination, the Participant is again employed by the Company or an Affiliate, the Participant shall again be treated as an "Employee" for the period beginning on the date of such reemployment and continuing until the subsequent Date of Termination.

(l) "Employer" means the Company and each Affiliate which adopts the Plan with the consent of the Company. Until action to the contrary is taken by the Board, the Company shall be deemed to have consented to the participation in the Plan by any Affiliates (subject to adoption by the Affiliate).



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(m)      A Participant's "Employment Agreement" shall be the employment agreement, severance agreement, or other similar agreement between the Participant and the Company or other Affiliate which employs the Participant as in effect from time to time.

(n)      "Exchange Act" means the Securities Exchange Act of 1934.

(o)      "Participant" shall have the meaning ascribed to it in subsection 3.1.

(p) "Participation Agreement" shall mean the agreement which will be entered into by and between the Company and the Participant in accordance with subsection 3.4.

(q)      "Plan Year" means the calendar year.

(r) "Restoration Plan" means the Devon Energy Corporation Benefit Restoration Plan.

(s) "Retirement Plan" means the Retirement Plan for Employees of Devon Energy Corporation.

Other words, terms, and phrases used in the Plan are defined in the Retirement Plan or elsewhere in this Plan. Except where a word, term, or phrase is otherwise defined in the Plan, or where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Retirement Plan is similarly used in this Plan.

                                    SECTION 3
                                  PARTICIPATION

         3.1. Eligibility. Subject to the terms and conditions of the Plan, the Committee, in its discretion, at such times as the Committee determines, shall designate those employees of the Employers who are eligible to receive benefits under the Plan, and thereby become "Participants" in the Plan.

         3.2. Restricted Participation. Notwithstanding any other provision of the Plan to the contrary, if the Committee determines that participation by one or more Participants shall cause the Plan as applied to any Employer to be subject to Part 2, 3 or 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended, the entire interest of such Participant under the Plan shall be, in the discretion of the Committee, immediately paid to such Participant by the applicable Employer or Employers, or shall otherwise be segregated from the Plan, and such Participant(s) shall cease to have any interest under the Plan. In the event the Participant has died, the foregoing provisions of this subsection 3.2 shall apply to the Participant's interest which is payable to the Participant's Beneficiary.

         3.3. Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer or Affiliate nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.



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         3.4. Agreements. Any Employee having been selected by the Committee as a Participant shall, as a condition of participation, complete, and return to the Committee, a Participation Agreement in such form and at such time as the Committee shall prescribe.

                                    SECTION 4
                   AMOUNT AND PAYMENT OF SUPPLEMENTAL BENEFIT

         4.1. Amount of Supplemental Benefit. Subject to the terms and conditions of the Plan, each Participant's "Supplemental Benefit," if any, shall be determined in accordance with the following:

(a) Determination of Supplemental Benefit. A Participant's "Supplemental Benefit" shall equal (i) the Participant's Target Benefit minus (ii) the Participant's Net Retirement Plan Benefit.

(b) Determination of Target Benefit. A Participant's "Target Benefit" shall be the benefit the Participant would have been entitled to receive under the Retirement Plan if all of the following paragraphs (i) through (v) applied:

         (i)      The limitations of the Plan intended to comply with Code
                  section 401(a)(17) (which, as of the Effective Date, are set forth in subsection 2.1(o)(v) of the Retirement Plan) had been inapplicable to the determination of the Participant's benefit under the Retirement Plan.

         (ii)     The limitations of the Plan intended to comply with Code
                  section 415 (which, as of the Effective Date, are set forth in Article XII of the Retirement Plan) had been inapplicable to the determination of the Participant's benefit under the Retirement Plan.

         (iii) The number "25" which appears two times in Section 5.1(a) of the Retirement Plan (as of the Effective Date) had been replaced in both instances with the number "20".

         (iv) Subject to paragraph (iii) above, in the case of a Participant to whom the provisions of Section 5.1(b) of the Retirement Plan (relating to Participants with compensation of $220,000 or more) would otherwise apply, the provisions of Section 5.1(a) instead had been applied to such Participant.

         (v) In the case of a Participant whose Compensation is determined under the Retirement Plan after reduction to reflect elective deferrals by the Participant of amounts that would otherwise be included in Compensation in the absence of such deferral, the Target Benefit shall be determined as though those deferred amounts had been included in the determination of the Participant's Compensation at the time they would have been paid in the absence of such deferral. Conversely, such amounts shall not be included in determining the Target Benefit when they are paid at the end of the deferral period.



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         A Participant's "Target Benefit" shall be determined based on the type of benefit, and the form and time of payment applicable to the Participant's benefit under the Retirement Plan.

(c) Determination of Net Retirement Plan Benefit. A Participant's "Net Retirement Plan Benefit" shall be the benefit the Participant has accrued under the Retirement Plan. A Participant's "Net Retirement Plan Benefit" shall be determined based on the type of benefit, and the form and time of payment applicable to the Participant's benefit under the Retirement Plan.

(d) Early Retirement Eligibility. In applying the terms of the Retirement Plan to determine a Participant's Target Benefit under this subsection 4.1, the definition of the term "Early Retirement Date" shall have the meaning set forth in Section 2 of this Plan, rather than the definition set forth in the Retirement Plan (which is set forth in the Retirement Plan in Section 2.1(z) as of the Effective Date).

         4.2. Vesting. Except as otherwise provided by this subsection 4.2, and subject to the terms of the Plan, a Supplemental Benefit shall be payable under the Plan to or on behalf of a Participant if he or she is vested in such benefit as of the Date of Termination. If a Participant is not vested in his or her Supplemental Benefit under this Plan as of the Date of Termination, then no benefits shall be payable to or on behalf of the Participant under the Plan. A Participant's vesting shall be subject to the following:

(a) Vesting Date. A Participant shall become vested in the Supplemental Benefit at the time at which the Participant has completed ten Years of Credited Service (as that term is defined in the Retirement Plan). For the avoidance of doubt, it is recited here that, except as otherwise expressly provided in this subsection 4.2, a Participant shall not be vested in his or her Supplemental Benefit if the Participant has not completed ten Years of Credited Service.

(b) Termination for Cause. Notwithstanding the provisions of paragraph (a) above, to the extent provided by the Participant's Employment Agreement, the Participant shall forfeit all benefits under the Plan upon the Participant's Date of Termination.

(c) Termination by Employer without Cause and Constructive Discharge. Notwithstanding the provisions of paragraph (a) above, to the extent provided by the Participant's Employment Agreement, the Participant shall be vested in all benefits under the Plan upon the Participant's Date of Termination.

(d) Effect on Restoration Plan. Notwithstanding the foregoing provisions of this subsection 4.2, if a Participant receives his or her benefits under this Plan as of the Date of Termination (regardless of whether such distribution occurs prior to, as of, or after the Date of Termination), then no benefit shall be payable to or on behalf of the Participant under the Restoration Plan. It is the intent of the Company and is a condition for participation in this Plan that there be no duplication of benefits earned under this Plan and the Restoration Plan.



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         4.3. Form of Payment and Commencement Date.

(a) Payment of Supplemental Benefit. Except as otherwise provided in the Plan, the Supplemental Benefit payable to or on behalf of a Participant under this Plan shall be paid as the same type of benefit (including, without limitation, as a normal retirement benefit, postponed retirement benefit, death benefit, disability benefit, deferred vested benefit, early retirement benefit), and shall be paid in the form and at the time or times applicable to the Participant's benefit under the Retirement Plan, using the actuarial factors set forth in the Retirement Plan applicable to calculation and payment of benefits under the Retirement Plan. Except as otherwise provided in the Plan, payment of Supplemental Benefit shall commence on or about the same date as benefits commence under the Retirement Plan.

(b) Form Elected by Participant. The Participant may elect a form of benefit payment under the Plan which is different from the form of payment applicable to the Participant's benefits under the Retirement Plan, provided that the form of payment elected by the Participant under this Plan is either (i) a form that would have been available to the Participant for distribution of his or her benefits under the Retirement Plan, or (ii) is a form that is permitted by the Committee. However, except as may otherwise be provided by the Committee, a Participant's election under this paragraph (b) shall be void unless it is filed with the Committee not less than 12 months prior to the date on which payments under this Plan would otherwise commence in the absence of such election. Any form of payment under this paragraph (b) shall be actuarially equivalent to the form of payment that would otherwise be payable to the Participant in the absence of this paragraph (b), using the actuarial assumptions set forth in the Retirement Plan or, if no such assumptions are set forth in the Retirement Plan, using such actuarial assumptions as the Committee determines to be reasonable after consultation with the actuary for the Retirement Plan. The election by the Participant under this paragraph
         (b) shall be in such form as the Committee requires.

(c) Accelerated Payment. If a Participant's Date of Termination occurs during the period beginning on a Change of Control Date and ending on the last day of the 24th calendar month following the calendar month in which occurs a Change of Control Date, and at the Date of Termination the Participant is (or has become) vested in his or her Supplemental Benefit in accordance with subsection 4.2, then, not later than 30 days after the Date of Termination, in lieu of any other benefits under the Plan, and notwithstanding the foregoing provisions of this subsection 4.3, the Participant shall be entitled to a lump sum payment which is the actuarial equivalent of the Participant's Supplemental Benefit. The foregoing payment provision also shall be applicable in the case of a Participant whose a Date of Termination is deemed to have occurred during that period in accordance with the final paragraph of the definition of "Change of Control Date" as set forth in paragraph 2(d), subject to the provisions of that paragraph relating to the time of payment. For purposes of this paragraph (c), the determination of actuarial equivalency will be made using the actuarial assumptions for determination of lump sums as set forth in the Retirement Plan or, if no such assumptions are set forth in the Retirement Plan, using such actuarial assumptions as the Committee determines to be reasonable after consultation with the actuary for the Retirement Plan; provided that in determining such actuarial equivalence, the Participant's Supplemental Benefit shall be deemed to be payable immediately on the Date of Termination, so that the Early Retirement Adjustment Factors (as set forth in Article VII of the Retirement Plan on the Effective Date) shall not be applied to reduce the amount otherwise payable.

         4.4. Reemployed Participants. If, after incurring a Date of Termination, a Participant who is otherwise entitled to receive benefits under this Plan is reemployed by an Employer or Affiliate, no benefits will be paid under this Plan following such reemployment while the Participant is an Employee, and after the Participant's subsequent Date of Termination, any benefits paid prior to such period of reemployment under this Plan and the Restoration Plan shall actuarially reduce the Participant's Supplemental Benefit (and/or the benefits under the Restoration Plan) payable to or on behalf of the Participant after his or her subsequent Date of Termination.

         4.5. Restrictions on Alienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. Neither the Company nor any Affiliate shall be entitled to set off against the amounts payable to the Participant under this Plan any amounts owed to the Company or the Affiliate by the Participant. If any Participant or the Participant's Beneficiary under this Plan should become bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to a benefit hereunder, then, such right or benefit shall cease and terminate.

         4.6. Abandonment of Benefits. Each Participant and Beneficiary shall file with the Committee, from time to time in writing, his or her post office address and each change of post office address, and any communication addressed to a Participant or Beneficiary at the last post office address filed with the Committee, or if no such address was filed, then at the last post office address as shown on the records of the Participant's employer, shall be binding on the Participant or the Participant's Beneficiary for all purposes of the Plan, and the Committee shall not be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary; provided, that the Committee shall mail an annual notice of unpaid benefits to such person at such last post office address. If the Committee furnishes such annual notice to any Participant, or Beneficiary of a deceased Participant, that the Participant is entitled to a distribution, and the Participant or Beneficiary fails to claim such distribution or make their whereabouts known to the Committee within five years thereafter, such benefits shall be deemed forfeited and retained by or returned to the Company.

         4.7. Information Required of Participants. Payment of benefits under the Plan shall begin as of the payment date provided in this Plan and no formal claim shall be required therefor; provided that a Participant may file a claim for benefits in accordance with procedures established by the Committee; and further provided that the Committee may make reasonable requests of Participants and Beneficiaries to furnish information which is reasonably necessary and appropriate to the orderly administration of the Plan, and payments under the Plan are conditioned upon the Participants and Beneficiaries promptly furnishing true, full and complete information as the Committee may reasonably request.

         4.8. Benefits Payable to Incompetents. Any benefits payable hereunder to a minor or person under legal disability may be made, at the discretion of the Committee, (i) directly to the said person, or (ii) to a parent, spouse, relative by blood or marriage, or the legal representative of said person. The Committee shall not be required to see to the application of any such payment, and the payee's receipt shall be a full and final discharge of the Committee's responsibility hereunder.

         4.9. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes.

                                    SECTION 5
                           SOURCE OF BENEFIT PAYMENTS

         5.1. Liability for Benefit Payments. Any benefit payable under the Plan shall be paid from the general revenues of the Employer with respect to whose employee or former employee the benefit is payable, subject to the following:

(a) Multiple Employers Of Participant. If a Participant has been employed by more than one Employer, the portion of the Participant's Plan benefits payable by any such Employer shall be in proportion to the benefit the Participant accrued under this Plan for his or her period of service with that Employer, as determined by the Committee.

(b) Effect of Transaction. If, as a result of a sale or other transaction, the Participant's employer after the transaction is not, or ceases to be, an Affiliate (and is or becomes an entity that is separate from the Company), then, in determining liability for benefits due to the Participant under the Plan, the foregoing provisions of this subsection
         5.1 shall be applicable to companies which remain Employers under the Plan, and also to companies which are not Employers or Affiliates.

         5.2. Discretionary Establishment of Trust. An Employer, in its discretion, may establish a trust, and may use the assets of the trust, to partially or fully satisfy its obligations under the Plan. Neither a Participant nor any other person shall, by reason of the Plan or any such trust, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Subject to the provisions of paragraph 5.3, nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

         5.3. Secondary Liability for Payment. To the extent that the Company and/or an Affiliate are not otherwise obligated to provide benefits to any Participant by the provisions of subsection 5.1, the Company shall take such actions as are necessary, and cause each Affiliate to take such actions as are necessary, to cause each such entity (the "Guarantors") to jointly and severally guarantee the payment of benefits otherwise due to the Participant under this Plan. However, in no event shall the guarantee provided by the preceding sentence give rise to an obligation unless the employer or employers primarily obligated to make the payment do not pay such benefit within 30 days of the due date for such payment, and no entity organized under the laws of any jurisdiction outside the United States shall have an obligation to enter into such guarantee. Each of the Guarantors shall be subrogated to the Participant's rights under the Plan to the extent of any payments by each such Guarantor to or on account of the Participant under this subsection 5.3. For the avoidance of doubt, it is recited here that after a transaction described in paragraph 5.1(b), this subsection 5.3 shall continue to be applicable to a Participant affected by such transaction.

                                    SECTION 6
                                    COMMITTEE

         6.1. Administration. The authority to control and manage all aspects of the operation and administration of the Plan shall be vested in the Committee. The Committee shall be selected by the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Until otherwise provided by the Board in accordance with this Section 6, the Committee shall be comprised of the members of the Compensation and Stock Option Committee of the Company.

         6.2. Powers of Committee. The Committee is authorized to (i) interpret the Plan; (ii) to establish, amend, and rescind any rules and regulations relating to the Plan; (iii) to determine the terms and provisions of any agreements made pursuant to the Plan; (iv) to accelerate the vesting of any Participant; (v) to select a rate of accrual for any Participant that results in the Participant being fully accrued in his Supplemental Benefit with less than twenty Years of Benefit Accrual Service; (vi) to award additional Years of Credited Service and Years of Benefit Accrual Service to any Participant; and
(vii) to make all other determinations that may be necessary or advisable for the administration of the Plan. Except as otherwise specifically provided by the Plan, any determinations to be made by the Committee under the Plan shall be decided by the Committee in its sole discretion. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

         6.3. Delegation by Committee. The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time.

         6.4. Information to be Furnished to Committee. The Employers and Affiliates shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Employers and Affiliates as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

         6.5. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to the person's own fraud or willful misconduct;

nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

         6.6. Expenses. The expenses of administering the Plan shall be borne by the Company.

                                    SECTION 7
                                CLAIMS PROCEDURE

         7.1. Claims Review Procedures. The following procedures shall apply to claims for benefits under the Plan.

(a) Denial of Claim. If a claim for benefits is wholly or partially denied, the claimant shall be given notice in writing of the denial within a reasonable time after the receipt of the claim, but not later than 90 days after the receipt of the claim. However, if special circumstances require an extension, written notice of the extension shall be furnished to the claimant before the termination of the 90-day period. In no event shall the extension exceed a period of 90 days after the expiration of the initial 90-day period. The notice of the denial shall contain the following information written in a manner that may be understood by a claimant:

         (i)      the specific reasons for the denial;

         (ii) specific reference to pertinent Plan provisions on which the denial is based;

         (iii) a description of any additional material or information necessary for the claimant to perfect such claim and an explanation of why such material or information is necessary;

         (iv) an explanation that a full and fair review by the Committee of the denial may be requested by the claimant or his or her authorized representative by filing a written request for a review with the Committee within 60 days after the notice of the denial is received; and

         (v) if a request for review is filed, the claimant or his or her authorized representative may review pertinent documents and submit issues and comments in writing within the 60-day period described in paragraph (iv) above.

(b) Decisions After Review. The decision of the Committee with respect to the review of the denial shall be made promptly and in writing, but not later than 60 days after the Committee receives the request for the review. However, if special circumstances require an extension of time, a decision shall be rendered not later than 120 days after the receipt of the request for review. A written notice of the extension shall be furnished to the claimant prior to the expiration of the initial 60-day period. The claimant shall be given a copy of the decision, which shall state, in a manner calculated to be understood by the claimant, the specific reasons for the decision and specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

(c) Review after Change of Control. In the event that if a request for review is filed in accordance with paragraph (a)(v) above within the period beginning on the Change of Control Date and ending on the last day of the 24th calendar month following the calendar month in which a Change of Control Date, the claimant shall, in addition to the rights provided in paragraph (a)(v), be permitted to submit additional evidence to the Committee in support of the claim, and to receive, as part of the appeal process, a complete review by the Committee of all of the such evidence and all previously submitted evidence.

(d) Other Procedures. Notwithstanding the foregoing, the Committee may, in its discretion, adopt different procedures for different claims without being bound by past actions. Any procedures adopted, however, shall be designed to afford a claimant a full and fair review of his or her claim and shall comply with applicable regulations under ERISA.

         7.2. Finality of Determinations; Exhaustion of Remedies. To the extent permitted by law, decisions reached under the claims procedures set forth in subsection 7.1 shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted his or her remedies under subsection 7.1.

                                    SECTION 8
                                  MISCELLANEOUS

         8.1. Tax Consequences Not Guaranteed. The Employers do not warrant that this Plan will have any particular tax consequences for Participants or Beneficiaries and shall not be liable to them if tax consequences they anticipate do not actually occur. Neither the Company nor the Affiliates shall have any obligation to indemnify a Participant or Beneficiary for lost tax benefits (or other damage or loss) in the event benefits are cancelled as permitted under subsection 4.4, accelerated, or because of change in Plan design or funding.

         8.2. Severability. If any provision of the Plan is held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been contained therein. The Company shall be permitted to correct and remedy such questions of illegality or invalidity by amendment.

         8.3. Benefits Under Other Plans. Benefits payable under the Plan shall be disregarded for purposes of determining the benefits under the plans of the Company and the Affiliates (including, without limitation the plans intended to be qualified under section 401(a) of the Code), except as otherwise specifically provided in the affected plan.

         8.4. Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural.

         8.5. Action by Company or Affiliate. Any action required or permitted to be taken by the Company or any Employer or other Affiliate shall be by resolution of its board of directors or comparable governing body, or by action of one or more members of the board or comparable governing body (including a committee of the board) who are duly authorized to act for the board, or by a duly authorized officer of such company. Until action to the contrary is taken by the Board (determined without regard to this subsection 8.5), the Chief Executive Officer of the Company is authorized to act for the Board with respect to all matters under the plan, except that, without additional authorization by the Board, the Chief Executive Officer shall not be authorized to amend the Plan.

         8.6. Successors. The Plan shall be binding upon and inure to the benefit of the Company and any successors of the Company, subject to the following:

(a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

(b) Subject to subsection 5.3, after a successor assumes this Plan in accordance with this subsection 8.6, only such successor shall be liable for amounts payable after such assumption, and no other companies shall have liability for amounts payable after such assumption.

         8.7. Evidence. Evidence required of the Participant under the Plan may be by certificate, affidavit, document or other information which the Committee considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         8.8. Applicable Laws. The Plan shall be construed and administered in accordance with the laws of the State of Oklahoma to the extent that such laws are not preempted by the laws of the United States of America.

         8.9. Attorney Fees. If any contest or dispute shall arise between an Employer (or the Committee) and a Participant regarding the Participant's right to benefits under the Plan, the following will apply:

(a) The Employer otherwise responsible for payment of the benefits shall reimburse Participant for all legal fees and expenses reasonably incurred by Participant in connection with such contest or dispute (provided that such legal fees are calculated on an hourly, and not on a contingency fee, basis), costs and expenses incurred by the Participant in connection with such enforcement or defense.

(b) The Participant shall be entitled to select his or her legal counsel; provided, however, that such right of selection shall not affect the requirement that any costs and expenses reimbursable under this subsection 8.9 be reasonable.

(c) Except as otherwise provided in paragraph (d) below, reimbursement by the Employer shall be made as soon as practicable following the resolution of the contest or dispute to the extent the Employer receives appropriate documentation evidencing the incurrence of such attorneys' fees, costs, and expenses. However, subject to paragraph (d) below, no such reimbursement shall be due under this subsection 8.9 if the Participant is not successful in respect of any of the Participant's material claims or defenses brought, raised or pursued in connection with such contest or dispute.

(d) In the event that (i) within the period beginning on the Change of Control Date and ending on the last day of the 24th calendar month following the calendar month in which a Change of Control Date, a claim (a "Claim") for arbitration or a lawsuits filed by a Participant in connection with a dispute, claim, or controversy regarding the Participant's rights and obligations under the Plan or (ii) a Claim has been filed prior to a Change of Control Date but has not been resolved as of the Change of Control Date, then payments required under this subsection 8.9 with respect to such Claim shall be made by the Employer to the Participant (or directly to the Participant's attorney) promptly following submission to the Employer of appropriate documentation evidencing the incurrence of such attorneys' fees, costs, and expenses. If the Participant is not successful in respect of any of the Participant's material claims or defenses brought, raised or pursued in connection with such contest or dispute, the Participant shall repay the Employer the amount of any such reimbursement received in connection with such dispute in accordance with this subsection 8.9 (without interest) as soon as practicable following the resolution of such contest or dispute.

(e) The guarantee of payment in accordance with subsection 5.3 of amounts due under subsection 5.1 shall apply to this subsection 8.9 as though amounts due under this subsection 8.9 were benefits payable under subsection 5.1.

                                    SECTION 9
                            AMENDMENT AND TERMINATION

         The Board may, at any time, amend or terminate the Plan, subject to the following:

(a) Reduction of Accrued Benefits. Neither an amendment nor termination of the Plan shall reduce or impair the benefits accrued by or on behalf of any Participant whose Date of Termination occurred prior to the date on which such amendment or termination is adopted by the Board. Neither an amendment nor termination of the Plan shall reduce or impair the benefits accrued by or on behalf of any Participant whose Date of Termination occurs on or after the date on which such amendment or termination is adopted by the Board, as compared to the benefits accrued under the Plan on the date immediately prior to the date on which the amendment or termination is adopted by the Board, if each Participant who had not previously incurred a Date of Termination was deemed to have incurred a Date of Termination immediately prior to the date of such adoption and commenced payment of benefits under the Plan on the earliest commencement date that would be permitted under the terms of the Plan (as in effect prior to the amendment or termination) following such deemed Date of Termination.

(b) Vesting Rate. Neither an amendment nor termination of the Plan shall adversely affect the Participant's right to vest in benefits in accordance with paragraph 4.2(a) (relating to vesting after completion of ten years of service), regardless of whether such vesting would occur on, before, or after the date such amendment or termination is adopted. However, the limitation in this paragraph (b) shall not apply to persons who first become Participants in the Plan after such amendment or termination is adopted.

(c) Amendment of Change of Control Provisions. In no event shall any amendment or termination adopted by the Board during the period beginning six months prior to any Change of Control Date and ending on the last day of the 24th calendar month following the calendar month in which occurs a Change of Control Date adversely affect the Participant's right to vest in accordance with paragraph 4.2(c) (relating to vesting pursuant to the terms of the Employment Agreement) during the period beginning six months prior to any Change of Control Date and ending on the last day of the 24th calendar month following the calendar month in which occurs a Change of Control Date.

(d) Accrual Rate After Change of Control. In no event shall any amendment or termination adopted by the Board during the period beginning six months prior to a Change of Control Date and ending on the last day of the 24th calendar month following the calendar month in which occurs a Change of Control Date result in a reduction in the rate (as compared to the rate that would have applied in the absence of such amendment or termination) at which benefits would be accrued for service during the period beginning on the Change of Control Date and ending on the last day of the 24th calendar month following the calendar month in which occurs a Change of Control Date.

(e) Amendment of Employment Agreement Provisions. In no event shall any amendment or termination adopted by the Board adversely affect any Participant's vesting rights under the Participant's Employment Agreement.

(f) Changes in Retirement Plan. If the benefit accrual rate under the Retirement Plan is terminated or curtailed, the benefit accrual rate under this Plan shall be similarly terminated or curtailed. However, if the benefit accrual rate under the Retirement Plan is terminated or curtailed during the period beginning on a Change of Control Date and ending on the last day of the 24th calendar month following the calendar month in which occurs a Change of Control Date, then the benefit accrual rate under this Plan shall be deemed to have been modified so that the Supplemental Benefit provided under this Plan will equal the excess of (i) the Target Benefit that would have been provided if the benefit accrual rate under the Retirement Plan had not been terminated or curtailed during such period, over (ii) the Net Retirement Plan Benefit (determined after taking into account such termination or curtailment to the extent it is applicable to the Participant).

For purposes of applying the limitations of paragraphs (a) through (f) above,
(I) a modification restricting the persons eligible to participate in the Plan shall be deemed to be an amendment of the Plan on the date such modification is adopted by the Committee; and (II) the determination of the benefits accrued or accruing by or on behalf of a Participant before and after adoption of an amendment or termination of the Plan shall take into account the Participant's benefits accrued or accruing under this Plan, the benefits accrued or accruing under the Restoration Plan, and the benefits accrued or accruing under any other defined benefit plan that is a successor to either this Plan or the Restoration Plan.

         IN WITNESS WHEREOF, the Company and Devon Energy Production Company, L.P. have caused this instrument to be executed by their duly authorized officers in a number of copies, each of which shall be deemed an original but all of which shall constitute one and the same instrument, this 24th day of January, 2002, but effective as of August 1, 2001.

                                       DEVON ENERGY CORPORATION


                                       By: /s/ J. Larry Nichols
                                          --------------------------------------
                                          J. Larry Nichols
                                          President and Chief Executive Officer


                                       DEVON ENERGY PRODUCTION COMPANY, L.P., an
                                       Oklahoma limited partnership


                                       By: /s/ Marian J. Moon
                                          --------------------------------------
                                          Marian J. Moon
                                          Senior Vice President